UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2012

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices)

(303) 396-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 30, 2012, MusclePharm Corporation, a Nevada corporation (the “Company”), provided written notice of termination to Southridge Partners II, LP, a limited partnership organized and existing under the laws of the State of Delaware (“Southridge”), pursuant to which the Company advised Southridge of the termination of that certain Equity Purchase Agreement, dated November 4, 2011, by and between the Company and Southridge (the “Equity Agreement”), which such termination should proceed pursuant to the terms and conditions therein contained. In conjunction with the termination of the Equity Agreement, the Company terminated that certain Registration Rights Agreement, dated November 4, 2011, by and between the Company and Southridge (the “Registration Rights Agreement”). Upon termination of the Registration Rights Agreement, the Company is no longer under any obligation to register any of its securities for Southridge.

The above description of the Equity Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entity by reference to Exhibits 10.8 and 10.9, respectively, to the Company’s Registration Statement on Form S-1/A, filed with the U.S. Securities and Exchange Commission on December 29, 2011.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Equity Purchase Agreement, dated November 4, 2011, by and between MusclePharm Corporation and Southridge Partners II, LP (as filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A, as filed with the SEC on December 29, 2011).

10.2	Registration Rights Agreement, dated November 4, 2011, by and between MusclePharm Corporation and Southridge Partners II, LP (as filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1/A, as filed with the SEC on December 29, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: August 31, 2012	By:	/s/ Brad J. Pyatt
Name: Brad J. Pyatt
Title: Chief Executive Officer